UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————
FORM 8-K/A
———————

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 31, 2004

Commission File Number: 000-26041

F5 Networks, Inc.

(Exact name of Registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	91-1714307 (I.R.S. Employer Identification No.)

401 Elliott Avenue West
Seattle, Washington 98119
(Address of principal executive offices)

(206) 272-5555
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

On May 31, 2004, F5 Networks, Inc. (“F5 Networks”) acquired MagniFire Websystems, Inc. and its subsidiaries (“MagniFire”) as a wholly-owned subsidiary through a merger transaction. This Amended Current Report on Form 8-K/A is filed to provide the financial information with respect to the merger required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K.

(a) Financial statements of business acquired

See Exhibit 99.1 for the audited consolidated financial statements of MagniFire as of and for the years ended December 31, 2003 and 2002 and for the period July 15, 2000 (date of inception) through December 31, 2003. See Exhibit 99.2 for the unaudited consolidated financial statements of MagniFire as of March 31, 2004 and December 31, 2003, and for the three months ended March 31, 2004 and 2003, and for the period July 15, 2000 (date of inception) through March 31, 2004.

(b) Pro forma financial information

The following unaudited pro forma condensed combined consolidated financial statements give effect to the acquisition of MagniFire by F5 Networks under the purchase method of accounting and have been derived by the application of pro forma adjustments to the historical consolidated financial statements of F5 Networks and MagniFire. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined consolidated financial statements. The merger was completed on May 31, 2004.

The unaudited pro forma condensed combined consolidated balance sheet has been prepared to reflect the merger as if it occurred on March 31, 2004. Integration costs are not included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2003 and for the six months ended March 31, 2004 have been prepared to reflect the merger as if it occurred on October 1, 2002. There were no material differences between the MagniFire amounts recorded as of March 31, 2004 and the amounts as of the closing date of the merger transaction. The excess of consideration paid by F5 Networks in the acquisition over the fair value of MagniFire identifiable assets and liabilities has been recorded as goodwill.

During the previous fiscal year, we acquired substantially all of the assets and assumed certain liabilities of uRoam, Inc. (uRoam). Accordingly, the unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2003 have also been derived by the application of pro forma adjustments to the historical consolidated financial statements of uRoam for the period October 1, 2002 through July 23, 2003, the effective date of the uRoam acquisition. Refer to the F5 Networks Current Report on Form 8-K/A as filed with the SEC on September 15, 2003 for additional information related to our acquisition of uRoam.

The unaudited pro forma condensed combined consolidated statement of operations for the year ended September 30, 2003 combines the consolidated statement of operations of F5 Networks for the fiscal year ended September 30, 2003 with uRoam’s consolidated statement of operations for the period October 1, 2002 through July 23, 2003 and MagniFire’s consolidated statement of operations for the calendar year ended December 31, 2003. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2004 combines the unaudited consolidated statement of operations of F5 Networks for the six months ended March 31, 2004 with MagniFire’s unaudited statement of operations for the six months ended March 31, 2004. As a result of different fiscal year ends, MagniFire’s results of operations for the three months ended December 31, 2003 were combined with the results of operations for the three months ended March 31, 2004 to conform to the six month period presented for F5 Networks. During the three months ended December 31, 2003, MagniFire recorded no revenue and recorded a net loss of $1.3 million.

The unaudited pro forma condensed combined consolidated financial information is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma information, which is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods.

F5 Networks, Inc.
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of March 31, 2004
(in thousands)

			Pro Forma
	F5 Networks	MagniFire	Adjustments		Pro Forma
ASSETS
Current assets Cash and cash equivalents	$22,162	$901	$––		$23,063
Short-term investments	108,656	—	(30,500)	(A1)	78,156
Accounts receivable, net	19,158	73	––		19,231
Inventories	1,905	83	(83)	(A2)	1,905
Other current assets	5,275	––	––		5,275

Total current assets	157,156	1,057	(30,583)		127,630

Restricted cash	6,183	76	––		6,259
Property and equipment, net	10,272	90	––		10,362
Long-term investments	96,450	—	––		96,450
Goodwill	24,188	––	24,858	(A3)	49,046
Other assets, net	3,727	170	5,000	(A3)	8,897

Total assets	$297,976	$1,393	$(725)		$298,644

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,397	$232	$––		$5,629
Accrued liabilities	13,678	252	––		13,930
Deferred revenue	24,502	8	––		24,510

Total current liabilities	43,577	492	––		44,069

Other long-term liabilities	1,744	176	––		1,920
Deferred tax liability	454	––	––		454
Convertible promissory note	—	2,089	(2,089)	(A4)	––

Total long-term liabilities	2,198	2,265	(2,089)		2,374

Commitments and contingencies
Shareholders’ equity
Common stock	273,263	22	(22)	(A5)	273,263
Preferred Stock	—	136	(136)	(A5)	––
Deferred stock compensation	—	(245)	245	(A5)	––
Additional paid in capital	––	9,429	(9,429)	(A5)	––
Accumulated other comprehensive loss	647	—	––		647
Accumulated deficit	(21,709)	(10,706)	10,706	(A5)	(21,709)

Total shareholders’ equity	252,201	(1,364)	1,364		252,201

Total liabilities and shareholders’ equity	$297,976	$1,393	$(725)		$298,644

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

F5 Networks Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the Year Ended September 30, 2003
(in thousands, except per share amounts)

			Pro Forma				Pro Forma		Pro
	F5 Networks	uRoam	Adjustments		Sub-Total	MagniFire	Adjustments		Forma
Net revenues
Products	$84,197	$884	$––		$85,081	$32	$––		$85,113
Services	31,698	133	––		31,831	––	––		31,831

Total	115,895	1,017	––		116,912	32	––		116,944

Cost of net revenues
Products	17,837	58	600	(A6)	18,495	125	1,000	(A6)	19,620
Services	9,068	6	—		9,074	––	––		9,074

Total	26,905	64	600		27,569	125	1,000		28,694

Gross profit	88,990	953	(600)		89,343	(93)	(1,000)		88,250
Operating expenses
Sales and marketing	53,458	1,664	––		55,122	1,746	(364)	(A7)	56,504
Research and development	19,246	2,288	––		21,534	2,146	(46)	(A7)	23,634
General and administrative	12,014	1,762	––		13,776	116	––		13,892
Amortization of unearned compensation	83	––	––		83	––	410	(A7)	493

Total	84,801	5,714	—		90,515	4,008	––		94,523

Income (loss) from operations	4,189	(4,761)	(600)		(1,172)	(4,101)	(1,000)		(6,273)
Other income (expense), net	751	(546)	24	(A8)	229	(55)	(488)	(A8)	(314)

Income (loss) before income taxes	4,940	(5,307)	(576)		(943)	(4,156)	(1,488)		(6,587)
Provision for income taxes	853	—	––		853	––	––		853

Net income (loss)	$4,087	$(5,307)	$(576)		$(1,796)	$(4,156)	$(1,488)		$(7,440)

Net income (loss) per share – basic	$0.15								$(0.28)

Weighted average shares – basic	26,453								26,453

Net income (loss) per share – diluted	$0.14								$(0.28)

Weighted average shares – diluted	28,220								26,453

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

F5 Networks, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations
For the Six Months Ended March 31, 2004
(in thousands, except per share amounts)

			Pro Forma
	F5 Networks	MagniFire	Adjustments		Pro Forma
Net revenues
Products	$56,096	$––	$––		$56,096
Services	20,632	––	—		20,632

Total	76,728	––	—		76,728

Cost of net revenues
Products	12,648	101	500	(A6)	13,249
Services	5,088	––	—		5,088

Total	17,736	101	500		18,337

Gross profit	58,992	(101)	(500)		58,391

Operating expenses
Sales and marketing	30,874	1,021	(364)	(A7)	31,531
Research and development	11,344	904	(65)	(A7)	12,183
General and administrative	7,202	86	—		7,288
Amortization of unearned compensation	10	—	429	(A7)	439

Total	49,430	2,011	—		51,441

Income (loss) from operations	9,562	(2,112)	(500)		6,950
Other income (expense), net	992	(57)	(180)	(A8)	755

Income (loss) before income taxes	10,554	(2,169)	(680)		7,705
Provision for income taxes	798	—	—		798

Net income (loss)	$9,756	$(2,169)	$(680)		$6,907

Net income per share – basic	$0.31				$0.22

Weighted average shares – basic	31,953				31,953

Net income per share – diluted	$0.28				$0.20

Weighted average shares – diluted	35,074				35,074

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

F5 NETWORKS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Unaudited Pro Forma Presentation

On May 31, 2004, we acquired MagniFire Websytems, Inc. and its subsidiaries (MagniFire) through a merger transaction. We agreed to pay $29.0 million in cash for all of the issued and outstanding shares of MagniFire capital stock. We also incurred $1.5 million of direct transaction costs for a total purchase price of $30.5 million. As a result of the merger, we acquired all the assets of MagniFire, including MagniFire’s web application firewall product line, all property, equipment and other assets that MagniFire used in its business and assumed certain of the liabilities of MagniFire. The acquisition of MagniFire is intended to allow us to quickly enter the web application security market, broaden our customer base and augment our existing product line.

The unaudited pro forma condensed combined consolidated financial information has been prepared to give effect to the acquisition, accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (SFAS No. 141). The purchase price allocation is based on management’s best estimate of the fair value of the assets acquired and liabilities assumed, which, based on facts and circumstances are subject to change.

As a result of different fiscal year ends of F5 Networks and MagniFire, financial information has been combined for different periods in the pro forma financial information. The unaudited pro forma condensed combined consolidated balance sheet has been prepared to reflect the acquisition as if the merger had occurred on March 31, 2004. The unaudited pro forma condensed combined consolidated statements of operations for the year ended September 30, 2003 and for the six months ended March 31, 2004 have been prepared to reflect the acquisition as if the acquisition occurred on October 1, 2002. Certain reclassifications have been made to conform MagniFire’s historical and pro forma amounts to F5 Network’s financial statement presentation.

2. Acquisition by F5 Networks

We accounted for the acquisition under the purchase method of accounting in accordance with SFAS No. 141. Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. The fair value assigned to the tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions provided by management, and other information compiled by management, including an independent valuation, prepared by an independent valuation specialist that utilizes established valuation techniques appropriate for the technology industry. The purchase price allocation as of May 31, 2004, the effective date of the merger transaction, is as follows (in thousands):

Assets acquired
Cash	$895
Accounts receivable, net	152
Restricted cash	76
Other assets	235
Property and equipment	81
Developed technology	5,000
Goodwill	24,809

Total assets acquired	31,248

Liabilities assumed
Accrued liabilities	(723)
Deferred revenue	(25)

Total liabilities assumed	(748)

Net assets acquired	$30,500

Of the total estimated purchase price, $5.0 million was allocated to developed technology. To determine the value of the developed technology, a combination of cost and market approaches were used. The cost approach required an

F5 NETWORKS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

estimation of the costs required to reproduce the acquired technology. The market approach measures the fair value of the technology through an analysis of recent comparable transactions. The $5.0 million allocated to developed technology will be amortized on a straight-line basis over an estimated useful life of five years.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually. In the event that we determine that goodwill has been impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

The estimated purchase price was allocated to goodwill of $24.8 million, including the Company’s valuation allowance on the deferred taxes acquired from MagniFire. We have a full valuation allowance to offset U.S. deferred tax assets in accordance with the provisions of Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes.” Based on current and expected financial trends, we expect to release the valuation allowance during the fourth quarter of fiscal 2004. At that time, Goodwill will be increased by an estimated additional $1.0 million to $2.0 million.

3. Pro Forma Adjustments

The unaudited pro forma adjustments reflect those matters that are a direct result of the merger transaction which are factually supportable and, for pro forma adjustments to the pro forma condensed combined consolidated statements of operations, are expected to have continuing impact. The unaudited pro forma adjustments are as follows (in thousands):

(A1) We funded the acquisition of MagniFire from existing cash reserves reducing our short-term investments by $30.5 million.

(A2) The carrying value of MagniFire’s inventory has been eliminated because it no longer has value as a result of the new product line hardware specifications required by F5 Networks.

(A3) Adjustment to reflect the preliminary estimate of the fair value of intangible assets. Those assets consist of developed technology of $5,000 and goodwill of $24,698. Goodwill represents the residual of the purchase price, including direct costs relating to the acquisition, over the fair value of net assets acquired.

(A4) MagniFire’s convertible promissory note payable was not assumed in the merger transaction and has been eliminated.

(A5) MagniFire’s stockholders’ equity (deficiency) balances have been eliminated.

(A6) The increase reflects additional amortization of developed technology in connection with the acquisition. The developed technology has an estimated useful life of five years and the incremental amortization expense has been reflected as if the acquisition occurred on October 1, 2002.

(A7) Reclassification of deferred stock compensation expenses to conform to F5 Network’s income statement presentation.

(A8) Adjustment to reduce interest income that would have been earned had the acquisition taken place on October 1, 2002.

(c) Exhibits

Exhibit
Number	Exhibit Description
99.1	MagniFire Websystems, Inc. consolidated financial statements as of and for the years ended December 31, 2003 and 2002 and for the period July 15, 2000 (date of inception) through December 31, 2003.

99.2	MagniFire Websystems, Inc. unaudited consolidated financial statements as of March 31, 2004 and December 31, 2003, and for the three months ended March 31, 2004 and 2003, and for the period July 15, 2000 (date of inception) through March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 5th day August, 2004.

F5 NETWORKS, INC.
By:	/s/ Steven B. Coburn
Steven B. Coburn
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	MagniFire Websystems, Inc. consolidated financial statements as of and for the years ended December 31, 2003 and 2002 and for the period July 15, 2000 (date of inception) through December 31, 2003.

99.2	MagniFire Websystems, Inc. unaudited consolidated financial statements as of March 31, 2004 and December 31, 2003, and for the three months ended March 31, 2004 and 2003, and for the period July 15, 2000 (date of inception) through March 31, 2004.